MarketWise, Inc. Reports Preliminary Selected Unaudited Second Quarter Results With Paid Subscriber Growth Continuing In The Second Quarter 2026; Billings Increased 56% Year-Over-Year To Approximately $91 million; Raises FY 2026 Billings Guidance 10% To $330 million; Affirms FY 2026 Dividend Target To Class A Shareholders Of $1.80 Per Share

BALTIMORE, MD -- (GLOBE NEWSWIRE)—MarketWise, Inc. (NASDAQ: MKTW) is a leading multi-brand digital subscription services platform that provides premium financial research, software, education, and tools for self-directed investors, today reported preliminary selected unaudited financial and operational updates for second quarter 2026. Consistent with past practice, we are providing investors with selected information in advance of issuing our second quarter 2026 earnings press release, which we expect to release on August 6, 2026.
The selected unaudited results in this press release are preliminary and subject to the Company’s normal quarterly accounting procedures and external review by the Company’s independent registered public accounting firm. Therefore, these preliminary unaudited results are subject to adjustment. In addition, these preliminary unaudited results are not a comprehensive statement of the Company’s financial results and should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles.
Q2 2026 Preliminary Selected Unaudited Financial and Operational Updates:
▪Paid Subscribers were 400 thousand at June 30, 2026, compared to 374 thousand at December 31, 2025. Active Free Subscribers were 2.1 million at June 30, 2026.
▪Billings for second quarter totaled approximately $91 million, representing a 56% year over year increase, and the highest quarterly Billings since 2023.
▪Raised FY 2026 Guidance for Billings by 10% to $330 million, which represents a 21.7% full year increase compared to FY 2025.
▪Cash and cash equivalents balances remained strong at $33 million at June 30, 2026, which includes the $12.2 million cash disbursement related to the previously disclosed legal settlement and the associated repurchase of 3% of total shares outstanding in April 2026.
▪Dividends paid to Class A Shareholders during the quarter were $0.45 per share. No change to full year dividend target of $1.80 per share.
"The operational momentum from the first quarter continued into the second quarter as Billings topped $91 million on the back of higher customer acquisition, improved customer retention, and strong conversion of our higher priced products” said Dr. David Eifrig, Chief Executive Officer. “Our strategy is simple. Acquire new customers with compelling products and ideas, earn trust as we educate and empower, and then deepen our relationship with our customers over time.”
Eifrig continued, “As we mentioned previously, for the first quarter, and continuing into the second quarter, we meaningfully increased investment in customer acquisition. This opportunistic marketing investment resulted in a strong increase in Paid Subscribers during the first and second quarters. Consistent with our plans, we now moderate customer acquisition and shift toward disciplined cash generation for the balance of the year. This is the strategic core of our business model, where we toggle between growth and margin, on a near real-time basis, in response to market conditions and opportunity. As such, while margins were lower in the first half of 2026 due to an increase in opportunistic investment in customer acquisition, we expect margins to increase significantly in the second half of the year.”

“Regarding our financial guidance, given the robust growth in the first half of 2026, we are increasing our FY 2026 Billings Target by 10% to $330 million, which represents a 21.7% increase compared to FY 2025.”
“Finally, as I mentioned last quarter, we recently completed a review of our long-term strategic plan with our Board of Directors. To reiterate some of those points, I am more excited than ever about our plans to provide high-quality products for our customers while delivering strong top-line growth coupled with margin expansion over time. The plan also forges the alignment of incentives as we execute our business strategy. Achieving our ambitious plans will require discipline, innovation, and operational creativity. We have fantastic brands, fantastic teams, and a strategy designed to enhance value for subscribers and shareholders. We look forward to providing a full discussion of our Q2 2026 financial results in the weeks ahead."
Selected Operational and Financial Supplemental Information
We are providing the additional information below to provide further context on results and trends.
Paid Subscribers
Paid Subscribers at June 30, 2026 were 400 thousand, an increase of 26 thousand or 7% from 374 thousand at December 31, 2025. The increase in Paid Subscribers, as presented in the chart below, is a result of compelling products and content combined with the significant investment in Direct Marketing in the first half of 2026. Our plan for the second half of 2026 to scale back marketing investment and focus on monetization of existing subscribers could result in modest declines in Paid Subscribers as we balance growth and margin.
Average Revenue Per User (“ARPU”)
We believe ARPU is a key indicator of how successful we are in attracting subscribers to higher-value content. We believe that our high ARPU is indicative of the trust we build with our subscribers and of the value they see in our products and services. We calculate ARPU as the trailing four quarters of net Billings divided by the average number of quarterly Paid Subscribers over that period. ARPU (preliminary) at June 30, 2026 was $821, an increase of $347 or 73% to ARPU of $474 at June 30, 2025. This increase is driven by a 35% increase in trailing four quarter

Billings while trailing four quarter paid subscribers decreased by 22%. Sequentially, our ARPU of $821 at June 30, 2026 is up $83 or 11%. This increase was driven by a 12% increase in trailing four quarter Billings while trailing four quarter paid subscribers was flat. The chart below illustrates the trend in ARPU over the past five quarters.

ARPU Per Quarter ($)
474
566
670
738
821
2Q '25
3Q '25
4Q '25
1Q '26
2Q '26P

Billings
2Q 2026 Billings represents amounts invoiced to customers and increased 56% year over year and 12% sequentially, to approximately $91 million. The increased Billings, which represents the highest total since 2023, was the result of our marketing efforts in the quarter which yielded a significant cohort of new subscribers combined with strong revenue retention from existing subscribers. The chart below illustrates Billings trends over the last several quarters and demonstrates the sustained recovery in Billings since the low mark in 3Q 2024.

Balance Sheet and Capital Structure
As of June 30, 2026, the Company held cash and cash equivalents of $33 million, compared to $53 million at March 31, 2026. The decrease was primarily driven by a $12.2 million cash disbursement made in April 2026 in connection with the previously disclosed legal settlement, which included the redemption and cancellation of approximately 3% of the Company’s outstanding shares, the termination of related rights under the Company’s Tax Receivable Agreement, and the resolution and release of related litigation claims.
As previously disclosed, for FY 2026, we expected tax distributions to decline to approximately $35 million, or nearly $15 million lower than FY 2025. However, due to the continued improvement in the performance of the business, full year 2026 tax distributions are now expected to be approximately $40 million. Similar to the timing of tax distribution payments in FY 2025, FY 2026 tax distributions will be higher in the first half of the year and lower in the second half. Specifically, tax distributions were $31 million in the first half of 2026 and are expected to be $9 million in the second half of 2026. As such, due to the timing of tax distribution payments, combined with higher expected margins in the second half of the year, we expect overall cash balances to increase in the second half of 2026.
As noted previously, a portion of the quarterly dividend paid by the Company ($0.20 currently) arises from the mechanics associated with our corporate structure and the aforementioned tax distribution payments. As such, increases in tax distributions could result in future increases in these dividends.
MarketWise Inc.’s Class A common stock trades on the Nasdaq Global Market under the symbol "MKTW." As of June 30, 2026, the Company had 2,664,541 Class A common shares and 12,986,774 Class B common shares issued and outstanding, totaling 15,651,315 Class A and Class B common shares.
When determining the market capitalization or equity value of the Company, we believe it is appropriate to include the total of the Class A and Class B common shares. Net Income attributable to noncontrolling interests on Condensed Consolidated Statements of Operations is primarily associated with these Class B shares and is a result of our corporate structure.
Upcoming Events
The Company plans to report full and audited results for the second quarter ended June 30, 2026 on August 6, 2026.
Key Business Metrics and Non-GAAP Financial Measures
In this release we discuss certain key business metrics, which we believe provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance. We are not aware of any uniform standards for calculating these key metrics, which may hinder comparability with other companies who may calculate similarly titled metrics in a different way.
Billings is defined as amounts invoiced to customers.
Active Free Subscribers are defined as unique subscribers who have subscribed to one of our free investment publications via a valid email address and who have received and/or consumed our content during the quarter, excluding any Paid Subscribers who also have free subscriptions.
Paid Subscribers are defined as the total number of unique subscribers with at least one paid subscription at the end of the period.
Average revenue per user or ARPU is defined as the trailing four quarters of net Billings divided by the average number of quarterly total Paid Subscribers over that period.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the financial position, business strategy, and the plans and objectives of management for future operations of MarketWise. These forward-looking statements generally are identified by the words “estimate,” “believe,” “project,” “expect,” “anticipate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: our ability to attract new subscribers and to persuade existing subscribers to renew their subscription agreements with us and to purchase additional products and services from us; our ability to adequately market our products and services, and to develop additional products and product offerings; our ability to manage our growth effectively, including through acquisitions; failure to maintain and protect our reputation for trustworthiness and independence; our ability to attract, develop, and retain capable management, editors, and other key personnel; our ability to grow market share in our existing markets or any new markets we may enter; adverse or weakened conditions in the financial sector, global financial markets, and global economy; current macroeconomic events, including heightened inflation, rise in interest rates and the potential for an economic recession; failure to comply with laws and regulations or other regulatory action or investigations, including the Advisers Act; our ability to respond to and adapt to changes in technology and consumer behavior; failure to successfully identify and integrate acquisitions, or dispose of assets and businesses; our public securities’ potential liquidity and trading; the impact of the regulatory environment and complexities with compliance related to such environment; our future capital needs; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting; and other factors beyond our control.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our filings with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.
Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.
MarketWise Investor Relations Contact Information
Email: ir@marketwise.com
MarketWise Media Contact
Email: media@marketwise.com